UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2008 (April 18, 2008)

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CHALLENGER POWERBOATS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-30914	88-0394012
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Westlink, Dr. Washington, MO 63090

(Address of Principal Executive Office) (Zip Code)

(636) 390-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Mr. Michael Novielli resigned effective immediately as a Director of Challenger Powerboats, Inc. (the “Company”).  Mr. Novielli’s resignation letter did not reference a disagreement with the Company on any matter relating to the Company’s operations, policies and practices. On April 24, 2008, Mr. Douglas Leighton resigned effective immediately as a Director of the Company.  Mr. Leighton’s resignation letter did not reference a disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

Item 8.01

Other Events.

On April 18, 2008, Challenger Powerboats, Inc. (the “Company”) laid off all but three employees and one contract laborer at its manufacturing facilities in Washington, Missouri, which manufactured the Company’s decks and hulls for the Challenger and Gekko boats.  In addition to the layoffs at its Missouri facility, the Company also laid off all but two employees at its manufacturing facilities in Fargo, North Dakota, which manufactured the Company’s decks and hulls for the Sugar Sand boats.  From March 17, 2008 through April 18, 2008, the Company has laid off approximately 79 of its 84 employees due to a slowdown in the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHALLENGER POWERBOATS, INC.

By:	/s/ Laurie A. Phillips
Laurie A. Phillips Chief Executive Officer

Date:  April 24, 2008